UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9600 Blackwell Road, Suite 210 Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2018, the Board of Directors (the “Board”) of REGENXBIO Inc. (the “Company”), based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Alexandra Glucksmann, Ph.D., as a Class I director, effective immediately. Ms. Glucksmann’s initial term began after the Company’s 2018 annual meeting of stockholders and will expire at the Company’s 2019 annual meeting of stockholders. The Board has determined that Ms. Glucksmann is an independent director in accordance with applicable Securities and Exchange Commission (“SEC”) and Nasdaq rules.

Pursuant to the Company’s compensation program for non-employee directors, Ms. Glucksmann was granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price of $49.45 per share, the closing price per share of the common stock on May 25, 2018, the date on which she joined the Board. Such option will vest in equal monthly installments over a period of three years from the date of the grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. Ms. Glucksmann will also receive a $35,000 annual retainer for her service on the Board. In addition, she will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2019, an option to purchase 12,500 shares of the Company’s common stock. Such annual option will vest in equal monthly installments over a period of one year from the date of grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. The Company’s compensation program for non-employee directors is described in further detail in the Company’s definitive proxy statement filed with the SEC on April 12, 2018 in connection with the Company’s 2018 annual meeting of stockholders.

Ms. Glucksmann and the Company have entered into an indemnification agreement requiring the Company to indemnify her to the fullest extent permitted under Delaware law with respect to her service as a director. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. The form indemnification agreement is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-206430), as originally filed on August 17, 2015 and declared effective on September 16, 2015.

A copy of the Company’s press release announcing the election of Ms. Glucksmann is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2018 annual meeting of stockholders on May 25, 2018. The final voting results are set forth below. For more information on the following proposals, see the Company’s definitive proxy statement filed with the SEC on April 12, 2018.

Proposal 1: The following three persons were elected to serve as Class III directors until the Company’s 2021 annual meeting of stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Luke M. Beshar	22,473,716	2,917,667	2,825,020
Kenneth T. Mills	22,515,353	2,876,030	2,825,020
David C. Stump, M.D.	21,063,792	4,327,591	2,825,020

Proposal 2: The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,204,454	6,743	5,206	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. Press Release dated May 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: May 29, 2018	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II
Senior Vice President, General Counsel